Exhibit 5.1

January 24, 2025

Neuphoria Therapeutics Inc.
100 Summit Dr

Burlington, Massachusetts 01803

Re:	Registration Statement on Form S-3 of Neuphoria Therapeutics Inc.

Ladies and Gentlemen:

We have acted as counsel to Neuphoria Therapeutics Inc., a Delaware corporation (the “Company”), in connection with its filing of a registration statement on Form S-3 (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”).

The Registration Statement relates to the proposed offer and sale by the selling shareholder identified in the Registration Statement from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of up to 1,054,381 shares of common stock of Neuphoria (the “Shares”) issuable upon the exercise of a warrant owned by the selling shareholder.

For the purposes of this opinion, we have examined and relied upon copies of the following documents:

(a)	the Registration Statement;

(b)	a draft of the prospectus contained in the Registration Statement; and

(c)	the Company’s Amended and Restated Certificate of Incorporation, as currently in effect.

We have also examined such other documents and made such enquiries as to questions of law as we have deemed relevant and necessary in order to render the opinions set forth below.

In such examination, we have assumed (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to original documents of all documents submitted to us as copies (certified or otherwise); (d) the authenticity of the originals of such copies; (e) all information contained in all documents reviewed by us is true and correct; (f) that resolutions of the Board of Directors of the Company that we have relied upon for the purposes of this letter opinion have not been and will not be varied or revoked after the date of this letter and that the meetings of the Board of Directors of the Company at which the resolutions were considered were properly convened, all Directors who attended and voted were entitled to do so, the resolutions were properly passed, and the Directors have performed their duties properly and all provisions relating to the declaration of Directors’ interests or the power of interested Directors were duly observed; (g) each natural person signing any document reviewed by us had the legal capacity to do so and to perform his or her obligations thereunder; and (h) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

Our opinion is subject to (i) the Registration Statement, and any amendments thereto (including all necessary post-effective amendments), becoming effective under the Securities Act (and on the assumption that it will remain effective at the time of issuance of any Shares thereunder); (ii) the Shares to be sold pursuant to the applicable prospectus being duly authorized by each of the Board of Directors and, where applicable, the Company’s stockholders; (iii) the agreed upon consideration being received for the issue of the Shares; and (iv) the terms of the issuance and sale of the Shares being in conformity with the Company’s Amended and Restated Certificate of Incorporation, the General Corporation Law of the State of Delaware and in the manner stated in the Registration Statement, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon and subject to the foregoing, we are of the opinion that:

(a)	the Company is duly incorporated and validly existing under the laws of the state of Delaware in good standing;

(b)	the issue of the Shares has been duly authorized; and

(c)	when issued and paid for as contemplated by the prospectus, the Shares will be legally issued, fully paid and non-assessable.

The opinions expressed above are limited to the federal laws of the United States and the General Corporation Law of the State of Delaware and we do not express any opinion as to the effect of any other laws, in particular as to whether an agreement which is governed by a law other than such laws is valid and binding. This opinion letter is limited to the matters stated herein; no opinion may be inferred beyond the matters expressly stated.

This opinion letter will be deemed to have been delivered as of the date of effectiveness of the Registration Statement and will speak as of such date.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Rimôn Law Pty Ltd
Rimôn Law Pty Ltd